EXHIBIT 99.1

INVESTOR CONTACT	MEDIA CONTACT
Scott Wylie	James Adams
Vice President – Investor Relations	Public Relations Manager
(408) 544-6996	(408) 544-6397
swylie@altera.com	newsroom@altera.com

ALTERA ANNOUNCES SECOND QUARTER RESULTS

EPS UP 43 PERCENT YEAR OVER YEAR

San Jose, Calif., July 15, 2008—Altera Corporation (NASDAQ: ALTR) today announced second quarter sales of $359.9 million, up 7 percent from the first quarter of 2008 and up 13 percent from the second quarter of 2007. Second quarter net income was $98.0 million, $0.32 per diluted share, up from net income of $83.9 million, $0.27 per diluted share, in the first quarter of 2008. Second quarter net income was up 22 percent and earnings per diluted share were up 43 percent compared with the second quarter of 2007.

First half cash flow from operating activities was $226.8 million. Altera repurchased 65,000 shares of its common stock during the second quarter at a cost of $1.4 million. To date during the third quarter, Altera has repurchased an additional 526,000 shares at a cost of $10.4 million. Altera ended the second quarter with $1.2 billion in cash and investments.

Altera’s board of directors has declared a quarterly dividend of $0.05 per share payable on September 2, 2008 to shareholders of record on August 11, 2008.

“The second quarter exceeded our expectations for growth and profitability. Our 90-nm FPGAs were the largest growth drivers and 65-nm FPGA sales more than doubled sequentially, leading to FPGA growth of 18 percent year over year. The combination of solid top line growth, continued gross margin improvement, and lower than planned operating expense created significant operating leverage and a very strong operating margin,” said John Daane, president, chief executive officer, and chairman of the board. “We are on schedule to ship the industry’s first 40-nm Stratix IV FPGAs later this year, the result of work we began several years ago to accelerate the availability of 40-nm programmable logic devices. The architectural and process leadership that these products represent will further strengthen our competitive position and growth prospects over the next several years.”

more

Several recent accomplishments mark the company’s continuing progress.

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Altera has announced the industry’s first 40-nm FPGAs and HardCopy® ASICs, and hundreds of early adopter customers have already begun designs with these devices. Stratix® IV FPGAs and HardCopy IV ASICs, both with a transceiver option, provide unprecedented densities, performance and low-power leadership. The Stratix IV family has twice the logic density of Altera’s Stratix III family, currently the largest FPGAs on the market. The HardCopy IV ASIC family offers equivalent densities as the Stratix IV devices with up to 13.3 million gates. Manufactured on Taiwan Semiconductor Manufacturing Company’s 40-nm process, the Stratix IV FPGA family is comprised of two variants: first, Stratix IV E FPGAs, a set of devices rich with memory and digital signal processing resources, and, in addition, Stratix IV GX FPGAs, an enhanced version with transceivers. To address the low-power demands of customers, the Stratix IV family members feature Altera’s Programmable Power Technology.

For the first time, Altera offers a transceiver-based ASIC option with the new HardCopy IV ASIC family. Stratix FPGAs deliver the benefits of FPGA-based hardware and software co-design and co-verification—saving months in time to market—and the use of HardCopy ASICs delivers the benefits of ASICs in production. Quartus® II development software fully supports these devices. First sample silicon for the Stratix IV GX family is expected in the fourth quarter.

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With Altera’s re-entry into the military market and benefiting from the company’s record of reliability and innovation, military market customers increasingly have selected Altera for their newest designs. Altera now has been recognized as the number-one supplier at Rockwell Collins, a top-tier government electronics contractor. Altera won the 2008 President’s Award, making it the top supplier among the more than 10,000 Rockwell Collins suppliers. The award is based on quality, product excellence, delivery schedules, and a team-based partnership. Altera’s devices are today used in a variety of military market applications including software defined radio, electronic warfare, secure communications, guidance, radar, and avionics systems.

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Business Outlook for the Third Quarter 2008

Sequential Sales Growth	Flat to down 3%

Gross Margin	67% +/- .5%

Research and Development	$66 to 68 million

SG&A	$63 to 65 million

Other Income	Approximately $4 million

Tax Rate	16% to 17%

Diluted Share Count	305 to 310 million

Conference Call and Quarterly Update

A conference call will be held today at 1:45 p.m. Pacific Time to discuss the quarter’s results and management’s outlook for the third quarter of 2008. The web cast and subsequent replay will be available in the investor relations section of the company’s web site at http://www.altera.com. A telephonic replay of the call may be accessed later in the day by calling (719) 457-0820 and referencing confirmation code 258712. The telephonic replay will be available for two weeks following the live call.

Altera’s third quarter business update will be issued in a press release available after the market close on September 2, 2008.

Forward-Looking Statements

Statements in this press release that are not historical are “forward-looking statements” as the term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally written in the future tense and/or preceded by words such as “will,” “expects,” “anticipates,” or other words that imply or predict a future state. Forward-looking statements include any projection of revenue, gross margin, expense or other financial items discussed in the Business Outlook section of this press release as well as comments describing expected 40-nm shipment timing, future competitive position and sales growth prospects. Investors are cautioned that all forward-looking statements in this release involve risks and uncertainty that can cause actual results to differ from those currently anticipated, due to a number of factors, including without limitation, customer business environment, vertical market mix, market acceptance of the company’s products,

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product introduction schedules, the rate of growth of the company’s new products including the Stratix IV, Arria™ GX, Cyclone® III, Stratix III, MAX II and HardCopy device families, changes in the mix of our business between prototyping and production-based demand, as well as changes in economic conditions, the company’s share price, share repurchases, and other risk factors discussed in documents filed by the company with the Securities and Exchange Commission from time to time. Copies of Altera’s SEC filings are posted on the company’s web site and are available from the company without charge. Forward-looking statements are made as of the date of this release, and, except as required by law, the company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

About Altera

Altera’s programmable solutions enable system and semiconductor companies to rapidly and cost-effectively innovate, differentiate and win in their markets. Find out more at www.altera.com.

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Altera, The Programmable Solutions Company, the stylized Altera logo, specific device designations and all other words that are identified as trademarks and/or service marks are, unless noted otherwise, the trademarks and service marks of Altera Corporation in the U.S. and other countries. All other product or service names are the property of their respective holder.

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ALTERA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	THREE MONTHS ENDED			SIX MONTHS ENDED
	June 27, 2008	March 28, 2008	June 29, 2007	June 27, 2008	June 29, 2007
Net sales	$359,854	$336,071	$319,682	$695,925	$624,598
Cost of sales	118,299	117,250	113,093	235,549	217,605

Gross margin	241,555	218,821	206,589	460,376	406,993

Operating expenses (1)
Research and development	64,166	58,261	63,071	122,427	121,526
Selling, general, and administrative	63,952	61,037	67,863	124,989	139,647

Total operating expenses	128,118	119,298	130,934	247,416	261,173

Income from operations (Operating Margin)	113,437	99,523	75,655	212,960	145,820
Interest and other income (1)	7,814	4,122	18,079	11,936	35,291
Interest expense	(3,907)	(3,137)	(94)	(7,044)	(193)

Income before income taxes	117,344	100,508	93,640	217,852	180,918
Provision for income taxes	19,362	16,584	13,110	35,946	25,329

Net income	$97,982	$83,924	$80,530	$181,906	$155,589

Net income per share:
Basic	$0.33	$0.27	$0.23	$0.60	$0.44

Diluted	$0.32	$0.27	$0.22	$0.59	$0.43

Shares used in computing per share amounts:
Basic	300,535	307,418	352,721	304,000	355,157

Diluted	305,868	310,010	359,542	307,950	361,595

Cash dividends per common share	$0.05	$0.04	$0.04	$0.09	$0.04

Tax rate	16.5%	16.5%	14.0%	16.5%	14.0%
% of Net sales:
Gross margin	67.1%	65.1%	64.6%	66.2%	65.2%
Research and development	17.8%	17.3%	19.7%	17.6%	19.5%
Selling, general, and administrative	17.8%	18.2%	21.2%	18.0%	22.4%
Income from operations (Operating Margin)	31.5%	29.6%	23.7%	30.6%	23.3%
Net income	27.2%	25.0%	25.2%	26.1%	24.9%

Notes:

(1) Includes expense (benefit) related to the company’s non-qualified deferred compensation plan, which were fully offset by income (loss) in interest and other income:

Cost of sales	$(38)	$(59)	$41	$(97)	$59
Research and development	543	(2,876)	1,566	(2,333)	2,137
Selling, general, and administrative	(221)	(2,094)	1,427	(2,315)	1,995

Total	$284	$(5,029)	$3,034	$(4,745)	$4,191

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ALTERA CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 27, 2008	March 28, 2008	December 28, 2007
Assets
Current assets:
Cash and short-term investments	$1,231,943	$994,632	$1,021,379
Accounts receivable, net	257,239	231,370	198,889
Inventories	76,006	71,013	74,110
Deferred compensation plan assets	68,275	67,828	74,768
Deferred income taxes and other current assets	166,477	148,136	164,942

Total current assets	1,799,940	1,512,979	1,534,088
Property and equipment, net	176,997	165,558	169,850
Deferred income taxes and other assets, net	68,998	71,767	65,980

	$2,045,935	$1,750,304	$1,769,918

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and current liabilities	$154,536	$134,262	$134,450
Deferred compensation plan obligations	68,275	67,828	74,768
Deferred income and allowances on sales to distributors	335,641	349,228	280,440

Total current liabilities	558,452	551,318	489,658
Income taxes payable non-current	162,092	159,093	152,010
Long-term credit facility	500,000	350,000	250,000
Other non-current liabilities	19,569	17,151	16,800
Stockholders’ equity	805,822	672,742	861,450

	$2,045,935	$1,750,304	$1,769,918

Key Ratios & Information
Current Assets/Current Liabilities	3:1	3:1	3:1
Liabilities/Equity	2:1	2:1	1:1
TTM Return on Equity	31%	26%	21%
Quarterly Depreciation Expense	$7,096	$8,005	$7,693
Quarterly Capital Expenditures	$7,380	$3,713	$9,545
Annualized Net Sales per Employee	$523	$509	$473
Number of Employees	2,696	2,632	2,651
Inventory MSOH (a): Altera	1.9	1.8	1.9
Inventory MSOH (a): Distribution	1.1	1.2	1.1
Days Sales Outstanding	65	63	56

(a) MSOH: Months Supply On Hand

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ALTERA CORPORATION

REVENUE SUMMARY

(Unaudited)

	Three Months Ended
	June 27, 2008	March 28, 2008	June 29, 2007	Sequential Change	Year- Over-Year Change
Geography
North America	24%	23%	21%	13%	27%

Asia Pacific	35%	32%	33%	15%	17%
Europe	23%	23%	25%	7%	6%
Japan	18%	22%	21%	-10%	-1%

International	76%	77%	79%	5%	9%

Total	100%	100%	100%	7%	13%

Product Category
New	42%	40%	30%	13%	58%
Mainstream	27%	27%	32%	8%	-5%
Mature & Other	31%	33%	38%	-1%	-9%

Total	100%	100%	100%	7%	13%

Market Segment
Communications	43%	41%	40%	14%	22%
Industrial	35%	35%	35%	5%	11%
Consumer	14%	15%	16%	2%	5%
Computer & Storage	8%	9%	9%	-8%	-9%

Total	100%	100%	100%	7%	13%

FPGAs and CPLDs
FPGA	74%	72%	70%	9%	18%
CPLD	18%	19%	19%	1%	8%
Other	8%	9%	11%	1%	-15%

Total	100%	100%	100%	7%	13%

Product Category Description

Category	Products
New	Stratix® II, Stratix II GX, Stratix III, Arria GX, Cyclone® II, Cyclone III, MAX® II, HardCopy, and Hardcopy II devices

Mainstream	Stratix, Stratix GX, Cyclone, and MAX 3000A devices

Mature & Other	Classic™, MAX 7000, MAX 7000A, MAX 7000B, MAX 7000S, MAX 9000, FLEX® series, APEX™ series, Mercury™, Excalibur™, configuration and other devices, intellectual property cores, and software and other tools

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